SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K /A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

WMX Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

WMX Group Holdings, Inc., a Florida corporation (the “Company”) is amending its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2013 to include: (1) an amendment to the Share Exchange Agreement between the Company and Oxford City Football Club, LLC, a Florida limited liability company, and the sole member of Oxford City Football Club; (2) an expansion on the disclosures related to the Oxford City Football Club ; and (3) the financial statements associated with the acquisition of the Oxford City Football Club.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2013, WMX Group Holdings, Inc., a Florida corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Oxford City Football Club, LLC, a Florida limited liability company (“Oxford City FC”), and the sole member of Oxford City FC (the “Oxford City FC Member”).

The Company’s CEO and Director, Mr. Thomas Guerriero, is the Oxford City FC Member. Oxford City FC was formed in Florida on March 8, 2013 and acquired a minority interest in the Oxford City Football Club (Trading) Limited from Oxford City Youth Football Club Ltd. Mr. Guerriero transferred 6,250 (post-split) shares in the transaction for the minority interest.

Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding membership units of Oxford City FC in exchange for the issuance of 75,000 shares of the Company’s Series A Convertible Preferred Stock to the Oxford City FC Member.

On July 1, 2013, the parties to the Share Exchange Agreement entered into an amendment (the “Amendment”) that changes the consideration payable to the Oxford City Member from 75,000 shares of Series A Convertible Preferred Stock to 75,000 shares of the Company’s common stock.

As a result of the Share Exchange Agreement, Oxford City FC became a wholly-owned subsidiary of the Company and the Company now carries on the business of Oxford City FC as its primary business. The Share Exchange Agreement and Amendment contain customary representations, warranties and conditions to closing.

The closing of the Share Exchange Agreement is conditioned upon the increase of the Company’s authorized preferred stock, which is currently insufficient to issue out 75,000 shares of Series A Convertible Preferred Stock. The Company’s voting capital stock have approved by written consent an increase in authorized preferred stock from ten thousand (10,000) shares to ten million (10,000,000) shares. The increase will become effective twenty calendar days after the mailing of a Schedule 14C Information Statement to the Company’s shareholders.

A copy of the Share Exchange Agreement and Amendment is attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The foregoing description of the Share Exchange Agreement and Amendment are qualified in their entirety by reference to the full text of the Share Exchange Agreement and Amendment.

The Oxford City Football Club was founded in 1882. Oxford City Football Club currently plays in the Conference North, with their focus on promotion. The organization has a championship tradition leading back to their FA Amateur Cup Championships in 1905-1906. The club has become a major contributor to football growth in the local community. It is also a large participation club in the country with over 30 teams from all sectors of the community: boys, girls, men, ladies, learning disability teams and veterens. Oxford City Football Club plays their home games at Oxford City Football Club Stadium.

Oxford City Football Academy thrives to provide its student-athletes with a comprehensive year-round curriculum administered in collaboration with the best respected and accomplished firms in both football and academics. The goal of the Oxford City Academy is to provide student-athletes superb education and extraordinary football training. Oxford City Football Club Academy specializes in developing professional football players by scouting and training high quality football talents from around the world through its global network of affiliates.

The Academy draws upon an international staff of football professionals, who are selected for their experience and expertise as trainers. Oxford City Football Club Academy is focused on developing student-athletes into leaders on and off the field. Students garner athletic skills to improve their technique, performance and stamina. In addition, they will leave the Academy with life skills and the knowledge to make sound decisions to pursue their future endeavors.

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The Company owns a minority interest in the team and the facilities. The majority is owned by Oxford City Youth Football Club Ltd., a charitable company in England. The Company expects that, in time, the business side of the club will be run with the Company acting as a consultant, so all new revenue will be generated from the Company’s efforts. Oxford City Youth Football Club Ltd will still act as a charity with 30 teams and receiving donations.

The Company will have no direct involvement in the management of the Club. The Company owns a minority interest in the team and facilities, so it will have an asset that it hopes will appreciate in value. For its own revenues, the Company plans to act as a consultant with the Oxford City Football Club. Currently, there is no agreement in place for the Company to act as a consultant to the Club, but it plans to negotiate and come to terms in the next few months. There is no guarantee that the Company will be hired as a consultant for the Club.

The Company’s vision is to enhance and augment the current operations of the Club. Thus, all revenue the Company expects to generate will come from business dealings that the Company will directly create, develop and manage in connection with the promotion and execution of the Club’s operations. For instance, the Company expects to be involved as a consultant in the procurement of additional personnel and players and bring these impact individuals to the Club to add value and increase the Club’s revenue streams. The Company will earn revenue for its role as consultant in that type of transaction. In addition, the Company may have the ability to raise money to build additional facilities such as a new stadium, basketball arena, futsal court and sports bubbles. In this type of situation, the Company will earn revenues not only in its capacity as a consultant for augmenting and expanding upon the current business of the Club, but for owning an interest in any new facilities and, as a landlord, leasing such facilities to the Club. These facilities will hopefully be an attractive option as a home ground to other professional teams and other sports like rugby, or for concerts and an array of events.

The majority owner of the Club, Oxford City Youth Football Club Ltd., is a charitable organization. Upon negotiating a sale of a minority interest to the Company, the majority holder consulting with Charity Commission in the UK to ensure that the transaction did not affect its charitable status. In a letter dated February 1, 2013 from the UK Charitable Commission under Reference # 06193368, the UK Charity Commission confirmed that the sale transaction did not cause any issue with the charitable status. The club's normal course of business will continue under the new structure and further growth is anticipated.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of acquisition of assets is incorporated by reference into this Item 2.01.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

As a result of the Share Exchange Agreement and Amendment, the Company agreed to issue to Mr. Guerriero 75,000 shares of common stock in connection with the sale of his membership interests in Oxford City FC.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2013, the Board of Directors appointed Diana Lovera as Chief Operating Officer where she shall serve until removed by the Board of Directors.

Ms. Lovera has served as the Company’s Chief of Staff since January 2012. Prior to that, she studied at American Intercontinental University.

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There are currently no arrangements or understandings between Ms. Lovera and any other person pursuant to which Ms. Lovera was selected as an executive officer. There are no family relationships between Ms. Lovera and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Ms. Lovera, or any member of her immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K. At this time the Company does not have an employment agreement with Ms. Lovera.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

A copy of the press release relating to the acquisition of the Oxford City FB is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1(1)	Share Exchange Agreement, dated April 29, 2013
2.2	Amendment to Share Exchange Agreement, dated July 1, 2013
99.1(1)	Press Release, dated April 29, 2013
99.2	Audited financial statements of Oxford City Football Club, LLC
99.3	Pro forma financial information of the Company and Oxford City Football Club, LLC
99.4	Audited financial statements of Oxford City Football Club (Trading) Limited
99.5	Unaudited financial statements of Oxford City Football Club (Trading) Limited
(1)	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMX Group Holdings, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: July 3, 2013

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